AMENDMENT TO EMPLOYMENT AGREEMENT


         This Amendment to Employment Agreement (this "Amendment") is entered into as of September, 18, 2002, by and between MIM Corporation, a Delaware corporation (the "Company"), and Barry A. Posner ("Executive").


         WHEREAS, the Company and Executive entered into an Employment Agreement dated as of March 1, 1999 (the "Employment Agreement"); and


         WHEREAS, the Company and Executive desire to clarify that the Company, in its discretion, may grant stock options to Executive in addition to the grant specified in Section 3.4 of the Employment Agreement;


         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


1. Section 3.4 of the Employment Agreement is hereby amended to add the following sentence to the end thereof: "After such grant, the Executive shall be eligible for additional grants of options, if any, as recommended by the Company's Compensation Committee."


2. Section 7.4(i) of the Employment Agreement is hereby amended to delete the address block for Rogers & Wells under the heading "with a copy to" and to replace it with the following:

                                King & Spalding
                                1185 Avenue of the Americas
                                New York, New York 10036-4003
                                Attention: Richard A. Cirillo

3. Except as modified hereby, the Employment Agreement shall remain unmodified and in full force and effect.


4. This Amendment shall be construed in accordance with, and its interpretation shall otherwise be governed by, the laws of the State of New York, without giving effect to otherwise applicable principles of conflicts of law.


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date set forth above.


MIM CORPORATION


By: /s/ Richard H. Friedman
   -------------------------------------
   Richard H. Friedman, Chairman and CEO


/s/ Barry A. Posner
-------------------------------------
Barry A. Posner